UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): November 26, 2012

CLICKER Inc.
(Exact name of registrant as specified in its charter)

Nevada	0-32923	26-4835457
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1111 Kane Concourse, Suite 304, Bay Harbor Islands, Florida 33154
(Address of principal executive offices)

Registrant’s telephone number, including area code: (786) 309-5190

Copy of correspondence to:

Michael Ference, Esq.
Thomas A. Rose, Esq.
James M. Turner, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway
New York, New York 10006
Tel: (212) 930-9700 Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 26, 2012, the board of directors of Clicker Inc. (the “Company”) appointed Willis “Chip” Arndt, Jr. to serve as interim Chief Executive Officer of the Company. There is no understanding or arrangement between Mr. Arndt and any other person pursuant to which he was selected as an executive officer. Mr. Arndt does not have any family relationship with any director, executive officer or person nominated or chosen by us to become a director or an executive officer.

Since 2002, Mr. Arndt has been the Managing Partner of Arndt Strategies, Ltd., an advisory firm that works with entrepreneurs to develop, initiate, and execute business ideas focused on leveraging the internet and with established companies to improve management implementation, operations, operational efficiency, operating margins and to increase revenues and clients. Mr. Arndt currently sits on the board of directors of FLIMP Rich Video Media, Couples of Equality and Miami Beach Pride.  Between 2006 and October 2011, Mr. Arndt served as Executive Vice President of Business Development & Strategy for MerchantAdvantage, LLC, a Miami, Florida and Dallas, Texas based eCommerce data mapping and marketing technology company, which he also cofound.  Between 2000 and 2002, Mr. Arndt served as the President and Trustee of Tribe Enterprises, Ltd and Tribe USA, the U.S. subsidiaries of an Australia-based new media company. Between 1997 and 2000, Mr. Arndt served as Executive Producer of Journey Management & Productions, a film and television production company. Previously, Mr. Arndt served as an investment banker with Morgan Stanley & Co. Incorporated.  A dedicated philanthropist Mr. Arndt has raised over $10M for dedicated nonprofits and other non-business related organizations since 2002. Mr. Arndt holds a BA in Political History from Yale University and an MBA from Harvard University.

On November 26, 2012, the Company entered into an employment agreement (the “Agreement”) with Mr. Arndt to serve as interim Chief Executive Officer. The Agreement runs on a month to month basis, and can be terminated by the Company or Mr. Arndt upon 30 days prior written notice. The base salary under the Agreement is a monthly gross salary of $3,000. Mr. Arndt is entitled to participate in any and all benefit plans, from time to time, in effect for senior management, along with vacation, sick and holiday pay in accordance with the Company’s policies established and in effect from time to time.

The foregoing information is a summary of the Agreement described above, is not complete, and is qualified in its entirety by reference to the full text of such Agreement, a copy of which is attached as an exhibit to this Current Report on Form 8-K. Readers should review such Agreement for a complete understanding of the terms and conditions associated with this transaction.

ITEM 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.01	Employment Agreement, dated as of November 26, 2012, by and between Clicker Inc. and Willis “Chip” Arndt, Jr.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLICKER INC.

Dated: November 27, 2012	By:	/s/ WILLIS ARNDT, JR
Willis Arndt, Jr.
Chief Executive Officer

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